Premier Power®
www.premierpower.com
OTCBB: PPRW

"My experience with Premier Power has been fantastic"
Fernando Aguilar | Project Manager | Pacific Gas & Electric Company (PG&E)

"Premier Power did a great job at getting this job done under very adverse conditions and on time. This is a tribute to Premier Power"
John DiStasio | General Manager | Sacramento Municipal Utility District (SMUD)

"We are pleased with how quickly things has been put together and how efficiently the project has been"
E.J. Shalaby | General Manager | Waste County Wastewater District (WCWD)

"Our partnership with Premier Power has worked out really well"
Bill Cruickshank | Plant Manager | Teichert Aggregates

Interested in getting involved?

Invest in a power plant

Invest in a solar power plant: If you are interested in investing in clean, renewable solar energy and owning a power plant that generates cash on a monthly basis, not savings, with an annual return on investment that can exceed 10%, please contact: Miguel de Anquin, President - mdeanquin@premierpower.com

Hire us

Hire us to build your commercial-industrial solar system: If you own the building or the land and want to have a solar power plant built on the roof or on the ground please contact us to discuss the feasibility of the projects. We can help you understand the economics of your projects. John Garofalo, Vice President Business Development - jgarofalo@premierpower.com

Invest in our company through our public stock: Solar is an investment not only in our global infrastructure but in our future as a green society. It pays to be green and at the same time you can enhance your own stock portfolio by investing in Premier Power (OTC: PPRW). Contact your broker or online trading platform. If you have any questions about our stock you can contact: Frank Sansone CFO - fsansone@premierpower.com

Buy Stock

Stock symbol
OTCBB: PPRW
Note: Some of your ROTH IRA can be invested in the stock.

Or simply subscribe to receive company news by sending an email to info@premierpower.com.

You can learn more by visiting **www.premierpower.com/invest**

Rev.07.06.11



The roadmap to profitable and sustainable growth

Annual Report

Premier Power®

Stock symbol
OTCBB: PPRW

ABOUT US

Company mission

Purpose
Premier Power aims to provide the world with 10 green Gigawatts of capacity while growing profitably with a 100% focus and commitment to customer satisfaction.

What we do
Development of solar projects; engineering, procurement and construction (EPC) of solar power plants; the long term operation and maintenance of solar power plants; and the distribution of solar photovoltaic components.

Where we do it
We operate primarily in North America, Europe and in those markets globally where solar power plants can deliver to buyers an attractive return on investment. We will engage in such activities in any location where, after careful review, it has been determined that it is in the best interest of its shareholders.

How we do it
We would like to take a moment to thank you, our employees, customers, vendors and strategic partners for your continued selection of Premier Power. You are truly one of our most loyal building blocks of our company and it is always a pleasure and an honor to serve you. It is patrons such as yourself to whom we owe the success of our business and our sincere appreciation of your patronage cannot be overstated. We would like to assure you that we will continue to do all we can to justify your confidence in Premier Power.

Headquarters, United States
4961 Windplay Drive, Suite 100
El Dorado Hills, CA 95762
phone: (+1) 916-939-0400
fax: (+1) 916-939-0490
e-mail: info@premierpower.com

Madrid, Spain
Polígono Industrial "la Garena"
Calle Padre Granda, 4 2K
28806 Alcalá de Henares
Madrid
phone: (+34) 902-929-032
e-mail: bpersson@premierpower.com

Premier Power Italy S.p.a.
Contrada Taverna del Cortile (Z.I.) / Ripalimosani (CB) 86025
phone:(+39) 0874-698-485
fax: (+39) 0874-698-677
e-mail: m.politano@premierpower.com

Prague, Czech Republic
Gemini, Building B
Na Pankraci 129/1724
CZ 140 00 Prague 4
email: bpersson@premierpower.com

We are a Global

Solar photovoltaic power plant Development, Engineering, Procurement, Construction & Distribution firm.

Basic company facts

- Premier Power incorporated in 2003
- Headquartered in California with offices in New Jersey, Spain, Italy, & Czech Republic.
- Over 1000 Photovoltaic projects built to date in the US and Europe.
- 2010 revenues of $87 Million.
- $2 billion opportunity in the next 3 years.

Competitive advantages

- Proprietary process which makes us a worldwide leader in Power Plant Performance.
- Technology neutral, as we are not dependent on any single technology or manufacturer.
- Best of breed engineering, procurement, construction and quality control.
- Diversified across the most attractive geographical and customer segments.



Utility scale solar power plant, California, USA



17,000 solar module (thin film-CdTe) power plant powering the Sacramento Municipal Utility District's grid California, USA.

WHAT WE DO

Our lines of business

We focus on the engineering, procurement and construction ("EPC") of commercial scale solar power plants. We provide EPC services, where we build power plants for customers and we sell finished and fully operational turnkey power plants. We also operate and maintain these power plants through maintenance service contracts. Lastly, through our distribution channel, we sell solar power plant components such as solar modules and inverters.

EPC services: We offer our engineering, procurement and construction services to commercial buildings, land owners and project developers. These projects can be one or multiple solar power plants on a roof top or on the ground. Our customers are public and private enterprises, investment funds and developers. Our solar plant solutions include fixed concrete-less ground mounted systems, solar tracking systems, parking covers and non penetrating roof top systems. We can also arrange, through our partners, a project financing solution that best fits the needs of our customers, which includes leasing, power purchase agreements, grants, etc. In addition, we coordinate all government and utility incentives.

Developed Power Plants: We offer investment groups finished and fully operational solar power plants. The process to get to a fully operational power plant starts by securing the land, the connection to the grid, and a long term contract with the electric company for the purchase of the electricity generated. We run the projects through our "*bankability*" process where we ensure all administrative procedures and legal procedures have been documented and completed properly to meet the requirements of financial institutions. Upon completion of the "*bankability*" phase, we construct the power plant, connect to the grid, commission and start the operations and maintenance services. At this point the plant is fully operational and ready for sale. This is the most profitable line of business and we intend to grow this line of business.

Long term operations and maintenance: We offer our customers a program to operate and maintain the power plant to ensure that the maximum output of each plant exceeds the expected internal rate of return of that power plant.

Distribution of components and systems: We sell solar power plant components such as modules and inverters to small commercial contractors and large solar developers. Recurring sales are achieved as we provide enhanced services that go beyond simple distribution. We provide product selection, ground transport, access to solar development permits, access to potential 3rd party investors, access to the US marketplace for foreign customers, and we take away the hardship of working with international transport and customs.



Power plants



EPC services



Distribution of solar components


Premier Power spin off
Expansion to New Jersey
Expansion to Spain
Went public PPRW
Expansion to Italy
Expansion to the Czech Rep
Expansion to Bulgaria
300MW Teichert Agreement
2003
2004
2005
2006
2007
2008
2009
2010
2011

Monteparano solar power in Puglia, Italy

OUR VISION

The roadmap to a billion

Our vision is to become the Premier Global organization in the solar industry with 1 Billion in revenues.

Premier Power was born in 2003 as a spinoff of the solar division of Premier Homes. Together we built the first 100 solar-home community in the world with 100% of the homes having solar systems.

Our strategy was to diversify geographically to limit our exposure to the changing solar incentives that exist, and focus our growth on the commercial, governmental and agricultural market segments.

As a result, we expanded to New Jersey in 2005 and to Spain in 2007 where we concentrated on the commercial roof top market.

In 2008, the company went public to attract capital and execute on strategic acquisitions.

Our first acquisition was in 2009 when we expanded into the lucrative Italian marketplace by acquiring Arco Energy, a solar EPC and distributor.

In 2010, we expanded into the Czech Republic by forming a Joint Venture with Plaan Czech, an industrial electrical contractor, to develop solar projects in Central Europe. In the U.S. we became part of the 250MW Southern California Edison commercial rooftop solar program.

In 2011, we are expanding to Bulgaria, where we now have over 100MWp of solar power plants in our pipeline. Also in 2011, Teichert and Premier Power signed a 300MW agreement to build high performance large scale utility solar power plants in the United States.

OUR VISION

The roadmap to a billion. How we get there

To achieve our goals we will pursue a five pronged strategy

Geographical diversification. We will continue with our geographical diversification strategy to mitigate the risk associated with the instability of government incentives. The company will not depend on any region or incentive. This strategy requires that we continue to improve our skills and dedication to identifying new growth market opportunities to avoid entering a new market too early or too late. To that effect we will continue to a) expand the focus of our research on potential solar markets and b) continuously monitor the markets we participate in.

Solar plant performance leadership. Today, thanks to our proprietary Topological Yield Optimization Process ("TYOP") our power plants are achieving some of the highest performance efficiencies in the industry. We will continue to develop best practices, ie. our techniques, processes, procurement, quality control and technologies, to allow us to continue our market leadership in providing customers maximum electrical output.

Develop a quantifiable project pipeline in solar growth markets. Active pipeline management allows revenue and profit visibility. We will continue to develop our pipeline with a blend of projects from early stage to construction ready.

Continue to penetrate commercial solar roof top markets. Our strategy is a) capture the large ground mounted solar power plant opportunities in the early stages of new markets and b) build a foundation during the early stages of a market to capture the commercial roof top opportunities available once a market is mature.

Employees, Customers, Vendors and Strategic Partners. Truly one of our most loyal patrons and true partners of our company who are the reason we exist. We believe in doing everything we can to delight our partners and offer a **"Premier"** solar experience.



Impact Graphics, rooftop solar power plant, California, USA

ABOUT US

Over 1,000 customers worldwide

A snapshot of our customers include large utilities, private and sovereign investment funds, and "Fortune 500" commercial enterprises. In the public sector, our projects include sanitation districts, water districts, schools, fire stations, police stations, border crossing facilities and administrative buildings.

When it came to solar they all chose Premier Power...

Utilities	Pacific Gas and Electric Company, SMUD Sacramento Municipal Utility District, Sierra Pacific, Terna
Public sector	
Commercial	Puma, OTIS, AT&T, SIEMENS
Agricultural	Shafer, Chateau Montelena Winery, Madroña, Chappellet
Investment funds	中国节能 Chinese SOE investment fund, Navitas Solar Group, Global Green Energy



Roof mounted solar system, Puma North America, [illegible] California, USA

ABOUT US

The team: Entrepreneurial, international & experienced



CEO, Chairman & Co-Founder
Dean R. Marks. 30 year Solar
Solar Entrepreneur



President & Co-Founder
Miguel de Anquin
International Entrepreneur

Key PV industry management

Multiple Public Company CFO.
Frank Sansone, CFO.

Domestic and International project development and finance.
Steve Clevett, COO.

International Markets.
Bjorn Persson, Executive VP.

Italian Solar Market.
Marco Pulitano.

Renewable programs at a large multi-national utility.
John Garofalo, VP Business Development.

Independent Board Members

Utility.
Tommy Ross, former VP of Southern California Edison

Political.
Kevin Murray, California State Senator who authored the California solar rebate program, SB1.

Financial & Academia.
Robert Medearis. Founder of Silicon Valley Bank, retired professor at Stanford University and UC Davis School of Management


B2
Premier Power
DISTRIBUZIONE
CONTRACTOR
REALIZZAZIONE GRANDI IMPIANTI

2010 Solar Exhibition, Verona, Italy

THE OPPORTUNITY

The US is poised to become a top solar market in the world in the next two years while Europe will remain strong

To date the US has not been in the top of the global solar market based on systems connected. In 2011, expectations for the US marketplace range between 1,500MWp and 2,000MWp, a minimum 71% growth rate.

Europe is expected to continue to remain the leading solar market and connect between 8,555MWp and 13,752MWp in 2011.

Italy will remain one of the leading European solar markets. The country has just increased its solar target to 23,000MWp by 2016 and in a recent public referendum 93.5% of the votes rejected the government's plan to revive Italy's nuclear industry.

United States. In 2010 the US market connected 878MWp compared to the Czech Republic with 1,490Mwp, Italy with 2,321MWp, and Germany with 7,400MWp connected to the grid respectively.

Most of the leading analysts and consultants predict the US will become a significant player in the solar market. Gartner predicts that by 2012 **the rapid growth in the US will occur in the utility segments of the market.** Today there are over 15,000MWp of solar projects under development. We believe the current conditions are available for the US to become one of the top solar markets in the world with an abundant sun resource, supportive legislation, and the appropriate governmental incentives.

Currently 29 states (plus D.C.) have a renewable portfolio standard ("RPS"), a legally binding target requiring that a specific percentage of electricity sold to retail customers come from renewable energy sources. The RPS combined with the 30% Federal Tax Credit ("ITC") and the 5 year accelerated depreciation, the high levels of sun irradiation and, the current prices of solar modules makes the next 36 months ideal for large scale solar.

Premier Power continually prepares to capture this opportunity by enhancing our competitive advantage and forming strategic partnerships to capture the growth.


900
600
300
0
2009
2010
2011
2012
Enterprise
Residential
Off Grid
Utility Rooftop
Utility Substation
Utility Central

US market center of gravity shifts to utility segment by 2012

Gartner


US PV By Market Segment 2009
US PV By Market Segment 2015 Forecast

2015 Global Solar Photovoltaic Forecast

75% of the cumulative global MWs have been installed in Europe .

According to EPIA (European Photovoltaic industry association) "a global re-balancing could happen in the coming years, with the EU accounting for less than 40% of the world market by 2015 in the Moderate scenario, and remaining at around 45% in the Policy-Driven scenario. While 2010 didn't show any sign of such a change, with most of the major growth occurring in EU markets, the rest of the world, and especially Asia, could represent a fertile market for PV in the coming years. In terms of installed capacity, however, the EU is likely to retain its lead for the next decade."


200,000
150,000
100,000
50,000
MW 0

	EPIA Moderate (cumulative) 2010	2011	2012	2013	2014	2015	EPIA Policy-Driven (cumulative) 2010	2011	2012	2013	2014	2015
China	890	1,640	3,140	5,140	7,640	10,640	890	1,890	3,890	6,890	11,390	18,390
APEC	1,191	1,605	2,347	3,274	4,577	6,068	1,191	1,856	3,189	4,916	7,076	9,480
Rest of the world	1,944	2,644	4,144	6,144	8,144	10,144	1,644	2,844	4,644	7,144	9,644	12,144
North America	2,727	4,477	7,827	12,227	17,677	24,177	2,727	6,227	10,907	17,727	25,827	36,827
Japan	3,622	4,672	5,922	7,422	9,172	11,172	3,622	4,872	6,372	8,122	10,122	12,622
EU	29,252	37,817	44,812	52,222	60,072	68,902	29,252	42,977	54,802	70,392	87,902	107,400
Total	39,531	52,350	68,175	86,415	107,300	131,255	39,531	60,790	83,965	115,325	151,995	195,945

2010 global cumulative installed capacity share (MW, %)


USA 2,528 MW (6%)
Thailand 10 MW (0.03%)
Taiwan 22 MW (0.1%)
South Korea 655 MW (2%)
Rest of the world 1,742 MW (4%)
Japan 3,622 MW (9%)
India 102 MW (0.2%)
China 893 MW (2%)
Canada 200 MW (0.5%)
Australia 504 MW (1%)
United Kingdom 66 MW (0.2%)
Spain 3,784 MW (10%)
Slovakia 145 MW (0.4%)
Rest of the EU 333 MW (0.8%)
Portugal 130 MW (0.3%)
Rest of the world
EU
Austria 103 MW (0.3%)
Belgium 803 MW (2%)
Bulgaria 18 MW (0.05%)
Czech Republic 1,953 MW (5%)
France 1,025 MW (3%)
Germany 17,193 MW (43%)
Greece 206 MW (0.5%)
Italy 3,494 MW (9%)

Source: 2015 Global Market Outlook for photovoltacis until 2015


Monteparano Solar Power Plant, Puglia, Italy
Monteparano Power Plant, Puglia, Italy

OUR DIFFERENCE

Our competitive advantage

We are one of the very few publicly traded global solar integrators in the marketplace that can offer a global project developer access to power plants in Europe and in the US. We differentiate from our competitors in five categories.

Proprietary Topological Yield Optimization Process ("TYOP"). The TYOP process maximizes solar energy capture and minimizes energy transmission losses. The results are solar power plants that exceed the average historical power plant efficiency. Consequently the power plants we build with our process are exceeding the expected internal rate of return of their investors by 20%.

Technology neutral - as we are not dependent on any single technology or manufacturer. We fit the best technology and product to fulfill the customer needs. Because one size does not fit all, we have an advantage over our competitors that are limited to just one technology or brand.

Track record of building over 1,000 photovoltaic solar systems and experience building many 1MW+ project sizes. Not only have we have built over 1,000 solar projects we are one of the very few that have experience building projects that are larger than 1MWp. We believe that the ability to construct projects of this size is required to capture a large portion of the future US market growth.

Best of Breed EPC. By engineering, procuring and constructing over 1,000 solar projects, it has allowed us to establish the best practices in our industry and gain access to the best products and technologies available in Europe and in the US.

Agility to move from one market to another and reallocate resources. As new markets are developed, they create strong incentives for large ground mounted power plants. As the program matures and renewable energy goals are on track to being met, policy makers tend to limit ground installation in favor of commercial roof tops. Our strategy is to capture the ground mounted installation opportunities in the early stages of new market ramp ups and develop quality relationships to position Premier Power for the long run with these commercial roof top opportunities. As markets trend we align our resources to effectively penetrate these markets as they rise and fall.


SOLAR CIRCUIT
Thermal Imaging is a key element in our Quality Plan
Combiner boxes
Combiner boxes
37.9°C
Solar Power Plant ISO9001 Quality Control of connectors with Thermal Imaging equipment.

OUR DIFFERENCE

Long term performance is our difference which means higher returns

One of the key components of delivering long term power plant performance is to ensure that what our team designed and engineered is being built as planned and meets the highest industry standards.

Energy Yield Forecast - Every project starts with an energy yield forecast that includes all critical design, engineering, construction and procurement variables to deliver the maximum kWh possible. This forecast is an elaborate document that includes a detailed energy output model, 3D inner row shading model, module output dispersion model, terrain undulation model, etc. The Energy Yield Forecast becomes our blueprint for all the processes that follow.

Quality plan - Once the Energy Yield Forecast is completed and approved we issue the project quality plan, which is ISO9001 compliant. The quality plan covers over 180 specific quality control points throughout the project lifetime. It encompasses all aspects of the power plant from design and engineering to construction and operation.

Execute Under Pressure - Premier Power's planning and operating efficiency allows it to execute under time pressures that are inherent to government incentive programs. Premier Power has built numerous plants against tight deadlines and has never missed a tax or FiT cut-off.

Commissioning - Commissioning occurs after a power plant is first energized and connected to the utility grid. The commissioning process tests all components independently for compliance with drawings, technical specification, etc. For instance, we utilize cutting edge technology including thermal imaging equipment to detect any line loss that may occur by a faulty component, a loose connection, micro cracks in the cell surface, etc.

Performance testing - Performance testing occurs after the commissioning has been successfully completed and under this procedure we test the system as a whole for a period. This is where we make final adjustments to the components or their configuration.

Operations and Maintenance - The operations and maintenance process starts once the performance testing is completed and the commissioning tests are performed.

ISO International Organization for Standardization


Technology
Neutral
We hand pick the best products and technologies to build the solution that best fulfills out customerss needs.

Solar dual axis tracking power plant built in overflow overflow sewage pond. California, USA.

OUR DIFFERENCE

Full breadth and depth of technical expertise

Yield & Cost Optimization - With over 1,000 solar systems built, Premier Power is able to pull from its vast experience in working with every type of technology and form of installation to design and build the optimal system at the lowest cost possible.

Adept at Complex Projects - After competitors have made their best attempt and failed, Premier Power has overcome these challenges and built plants under complex circumstances. For example: we were selected at the Richmond Waste Water District in Northern California, after another solar integrator was hired and due to their inability to solve the project's unique challenges (requiring the solar power plant be built atop contaminated ponds consisting of sinking soil) they subsequently abandoned the project, Premier Power took over under tight deadlines completing it successfully and profitably.

Best of Breed - Very few solar EPC's have met the strict operational standards necessary to obtain the ISO 9001 certification.

Ability to Transfer Knowledge - We have obtained ISO 9001 certification at our Italian subsidiary demonstrating the astute ability to replicate and transfer our knowledge and best of breed operating practices worldwide.

Component selection and configuration - Not all modules from the same manufacturer are the same and this is also true for most of the other components. We have defined specific technical standards that we require our suppliers to meet to ensure the highest performance efficiency possible.


Technology Neutral
Customer's needs & wants
Support Structure
Modules
Inverters
Skills to fulfill needs and wants
Carports
Dual axis trackers
Single axis trackers
Ballasted mount
Ground Screws
Pile Drive
Crystalline normal efficiency
Crystalline high efficiency
aSi
CIGS
CPV
Central Inverters
String Inverters
Micro Inverters

Technology Neutral Diagram: The diagram shows the breadth and depth of technical experience the company has gained; including thin film CdTe and CIGS, trackers dual and single axis, concentrated PV, micro and central inverters, etc.

The highest efficiency

in solar power plants. Our plants convert more sunlight to electricity, which means a better IRR.

Solar Power Plant Efficiency (PR) comparison

66%	77%	87%
Average Worlwide	SolarPro magazine	Premier Power Laterza Project


"Premier Power engineered and installed a 738kW solar system in a record time providing an innovative technical solution, which did not require to penetrate the roof in any section."
Ramón Frauca
Dir. de Planta
Otis - Leganes

According to International Energy Association PVPS the average PR for systems installed around the world that are larger than 100kWp is 66%.
According SolarPro magazine Oct/Nov 2010 issue "many designers expect a well designed system to have a PR of 77%."
According SolarPro magazine Oct/Nov 2010 issue "a group of solar farms installed and maintained by Tucson Power Company maintained a PR of 79%"

OUR DIFFERENCE

Delivering up to a 30% higher IRR with proprietary yield optimization

Owners of our power plants get up to 30% higher internal rate of return than they would with a standard power plant built in the same market place. While building solar power plants in Europe and the US, we have developed our proprietary process to maximize the performance of a solar power plant named Topological Yield Optimization Process

Measuring solar power plant performance. The efficiency and quality of a power plant is measured by the performance ratio (PR). The performance ratio measures how efficient a power plant is, compared to its maximum potential, at converting sunlight to electricity given the measured level of sunlight present at the site during a period of time. IEA PVPS, a nonprofit organization that tracks the performance of over 300 power plants around the world, shows that the average performance ratio for the largest power plants has been 68% over the last decade.

Expectations from the investment community. The power plant investment community expects a 75%-78% performance ratio. This number is used to forecast the financial model to decide whether to invest or not in a solar power plant. Given the discrepancy between historical averages and expectations, investors use a high level of scrutiny when choosing who will build the power plant.

Premier Power's performance. Our power plants are currently delivering a mid 80% performance ratio. What does that mean? If an infrastructure fund invested in an Italian solar power plant with a 75% performance ratio, it will expect a 14% IRR on its investment. If the power plant was built by Premier Power with an 85% performance ratio the IRR would be 18%, which equates to a 36% improvement on the return on investment. **This is our difference.**


90%
80%
70%
60%
50%
25%
20%
15%
10%
5%
0%
66%
75%
78%
85%
9%
13%
14%
18%

	World Average (IEA PVPS)	Investor Expectation	Solar Pro Mag. "Good Design"	Premier Power Average
Performance Ratio	66%	75%	78%	85%
Italian Plant IRR	9%	13%	14%	18%

Performance Ratio Comparison

Industry Expected PR = 75%
Premier Power PR = 85%
- 13% PR Increase

IRR Comparison (Italian Plant)

Industry Expected IRR = 14%
Premier Power IRR = 18%
- 36% IRR Increase

Minimizing Power Plant Costs



Mechanical Engineer on the field verifying performance. Solar Power Plant ISO9001 Quality Control of connectors with Voltmeter.

OUR DIFFERENCE

Experienced engineering minimizing power plant costs

A key strategic initiative is to reduce the total power plant cost while maximizing power plant performance. The lower the total ownership cost, the higher the Internal Rate of Return, the better product we deliver.

Standardization - The standardization of all our processes including engineering, construction, material selection, assembly and configuration.

Professionalization - Each phase of the project is controlled by our ISO9001 quality plan which demands the highest level of professionalism in all tasks performed. Having the best professionals at every stage of a project working in their respective discipline optimizes the utilization of resources.

Large scale - The larger the project the better the economies of scale. We have focused our efforts on pursuing larger projects that allow us to optimize costs.

Design for constructability - A typical engineering team designs while sitting behind a desk, rarely visiting the project site. Most construction projects suffer the conflict between the construction teams, that are in the field trying to be efficient and the engineering designs that do not account for the particularities of the real job site. Our strategy is to have early in the process our construction managers and quality control managers, with dozens of years of experience, provide constant feedback to the design and engineering team. This creates a smooth transition between plans and actual field work.



FINANCIALS

Financial information

Disclaimer

This document contains forward-looking statements within the meaning of the federal securities laws. Such statements are based upon the current beliefs and expectations of Premier Power Renewable Energy's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause in Premier Power Renewable Energy's actual results to differ materially from those described in the forward-looking statements can be found Premier Power Renewable Energy's Annual Report on Form 10-K for the year ended December 31, 2010, which has been filed with the Securities and Exchange Commission and available on Premier Power Renewable Energy's website (www.premierpower.com) and on the Securities and Exchange Commission's website (www.sec.gov). Premier Power Renewable Energy does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

All financial numbers reported and discussed in this document are based on U.S. Generally Accepted Accounting Principles, unless otherwise noted.

When you decide to invest in PPRW stock, don't base your decision and assessment of risk solely on the information provided in this document, do your homework by reading the company news, website, 10Ks, 10Qs and other publicly available information. Invest at your own risk.

FINANCIALS

$87M in Revenue

182% Growth year over year

2009 & 2010 Revenue Growth


$120
$100
$80
$60
$40
$20
$-
Growth
182%
$31M
$87M
2009
2010
2011E
Est. high limit
Est. low limit
Other European
Italy
North America

Diversification: A high protection against the risk of a solar incentive being discontinued.

2010 Revenue by geography


$16.4M
$31.8M
$38.5M
North America
Italy
Rest of EU

The charts above shows that in 2010 the company brought a well balanced revenue distribution across different geographies and government incentives. This illustrates the effect of the geographic diversification strategy to protect the company's future against the risk of a solar government incentive being discontinued which could destroy a company that is based solely on one geography.

2011 Inventory Turns


13.9
10.9
3.9
3.1
1.8
Premier Power
Real Goods
Conergy
Phoenix Solar
Westinghouse

2011 Cash Cycle


0.2
56.0
66.8
105.8
142.1
Premier Power
Real Goods
Conergy
Phoenix Solar
Westinghouse

The charts above compares the cash cycle and inventory turn rate across the entire solar sector. In measuring the cash cycle, a low number is better, and in measuring inventory turns, a high number is better. Premier Power ranks # 1 in both categories, and beats the field by a very wide margin. These two measures of performance indicate how effectively a company manages its working capital. Premier's cash cycle is only 0.2 days, which means we collect cash the same day we report a sale. In comparison, the average cash cycle in the industry is 67 days and the second best company reports 33 days. Additionally, six companies report a cash cycle well over 100 days.

At the same time, Premier Power's inventory turn rate is 13.9, which is more than twice as good as the industry average of 5.6, and four times better than Phoenix Solar, which reports an inventory turn rate of 3.3.

Hence, while Premier Power's gross margins may be low, we are able to earn margin using very little cash and equity. As a result, once we hit our stride and return to profitability, we will have the potential to show a very high return on equity, which we believe to be the most meaningful measure of a company's financial performance for shareholders.

Source: Lincoln International
http://pdf.lincolninternational.com/Download/Solar_DealReader_Q12011v3.pdf

FINANCIALS

Valuation among peers

Relative valuation among peers

(Market cap as 2011 revenue multiple)



2011 Revenue guidance among peers (in millions)


$95
$20
$25
$70
$100

What should PPRW share price be, when the market values PPRW with the same revenue multiple as its peers?


Share Price
$0.65
$1.20
$1.70
$2.30
$2.60
Rev. Multiple
0.2X
0.4X
0.6X
0.8X
0.9X
Peer
PPRW
RSOL
SPOW
WEST
EVSI

Company	Primary Market	Ticker	Recent Price (1)	Market Cap	Enterprise Value (1)	Balance Sheet (2) Cash	Balance Sheet (2) Debt	2011E Revenue (3)	Value 2011E Revenue
Real Goods Solar, Inc.	Residential	RSOL	$ 2.44	$ 45	$ 37	$11.1	$2.9	$ 95	0.4 x
Envision Solar	Commercial	EVSI	$ 0.38	$ 18	$ 19	$ 0.5	$1.2	$ 20	0.9 x
Westinghouse Solar, Inc.	Residential	WEST	$ 1.78	$ 21	$ 20	$ 1.1	$0.7	$ 25	0.8 x
Solar Power, Inc.	Commercial	SOPW	$ 0.40	$ 38	$ 40	$ 1.4	$3.8	$ 70	0.6 x
Premier Power (4)	Commercial	PPRW	$ 0.65	$ 17	$ 16	$ 1.6	$0.6	$100	0.2 x

($ in millions, except per share data)

PPRW 0.2	RSOL 0.4x	SPOW 0.6x	WEST 0.8x	EVSI 0.9x	
$15.85	$ 40.0	$ 60.0	$ 80.0	$ 90.0	Enterprise Value
$ 0.60	$ 0.6	$ 0.6	$ 0.6	$ 0.6	Debt
$ 1.60	$ 1.6	$ 1.6	$ 1.6	$ 1.6	Cash
$16.85	$ 41.0	$ 61.0	$ 81.0	$ 91.0	Implied Equity Value
$ 0.65	$ 1.2	$ 1.7	$ 2.3	$ 2.6	Implied Equity Value Per Share

(1) Enterprise value equals rquity value plus net debt.

(2) Balance sheet data as of most recent filing; March 31, 2011.

(3) 2011E revenue estimate from Reuters conseus estimates or respective company guidance.

(4) Premier Power market cap. Based on 35.2 million shares outstanding

There are many ways to place a valuation on a company.

These charts reflect two methodologies;

1) enterprise value as a multiple of revenue and

2) implied equity value per share.

Under both methods Premier Power's stock is not equivalent of its peers.

Under the enterprise value as a multiple of revenue Premier is valued at 0.2x which is approximately a third of the average of its peers.

Under the implied equity value per share our share price is similarly a third of the average of our peers at $0.65 per share.

Based on these valuation methodologies we believe our current stock price is undervalued in comparison to our peers.